                                                                    EXHIBIT 1.2

                                 437,500 SHARES
                         FLEXTRONICS INTERNATIONAL LTD.
                                ORDINARY SHARES

                             _____________________

                                 INTERNATIONAL
                             UNDERWRITING AGREEMENT

                             _____________________


                                                                 ______ __, 1997


UBS LIMITED
MONTGOMERY SECURITIES
COWEN & COMPANY
c/o MONTGOMERY SECURITIES
600 Montgomery Street
San Francisco, CA  94111

Dear Sirs:

              1. Introductory. Flextronics International Ltd., a Singapore company (the "Company"), proposes to issue and sell 437,500 of its authorized but unissued Ordinary Shares, S$.01 par value each in the capital of the Company (the "Ordinary Shares"), to the several underwriters named in Schedule A annexed hereto (the "International Managers"), for whom you are acting as Lead Managers. The 437,500 shares to be sold by the Company are referred to as the "Firm International Common Shares." In addition, the Company proposes to grant to the International Managers an option to purchase up to 65,625 additional Ordinary Shares (the "Optional International Common Shares"), as provided in Section 4 hereof. The Firm International Common Shares and, to the extent such option is exercised, the Optional International Common Shares are hereinafter collectively referred to as the "International Common Shares."

              It is understood that the Company is concurrently entering into an agreement dated the date hereof (the "U.S. Underwriting Agreement") providing for (i) the offering by the Company of 1,312,500 Ordinary Shares (the "Firm U.S. Common Shares") through arrangements with certain underwriters in the United States and Canada (the "U.S. Underwriters"), and (ii) the grant by the Company to the U.S. Underwriters of an option to purchase up to 196,875 additional Ordinary Shares solely to cover over-allotments, if any. It is understood that the Company is not obligated to sell, and the

International Managers are not obligated to purchase, the Firm International Common Shares unless all of the Firm U.S. Common Shares are contemporaneously purchased by the U.S. Underwriters.

              The U.S. Underwriters and the International Managers will concurrently enter into an Intersyndicate Agreement of even date herewith providing for the coordination of certain transactions among the International Managers and the International Managers under the direction of Montgomery Securities.

              You have advised the Company that the International Managers propose to make a public offering of the International Common Shares on the effective date of the registration statement hereinafter referred to, or as soon thereafter as in your judgment is advisable.

              The Company hereby confirms its agreement with respect to the purchase of the International Common Shares by the International Managers as follows:

              2. Representations and Warranties of the Company. The Company hereby represents, warrants and covenants to each International Manager as follows:

                    (a) A registration statement on Form S-3 (File No. 333-_____) with respect to the International Common Shares has been prepared by the Company in conformity with the requirements of the Securities Act of 1933, as amended (the "Act"), and the rules and regulations (the "Rules and Regulations") of the Securities and Exchange Commission (the "Commission") thereunder, and has been filed with the Commission. The Company has prepared and has filed or proposes to file prior to the effective date of such registration statement an amendment or amendments to such registration statement, which amendment or amendments have been or will be similarly prepared. There have been delivered to you four signed copies of such registration statement and amendments, together with four copies of each exhibit filed therewith. Conformed copies of such registration statement and amendments (but without exhibits) and of the related preliminary prospectus have been delivered to you in such reasonable quantities as you have requested for each of the International Managers. The Company will next file with the Commission one of the following: (i) prior to effectiveness of such registration statement, a further amendment thereto, including the form of final prospectus, (ii) a final prospectus in accordance with Rules 430A and 424(b) of the Rules and Regulations, or (iii) a term sheet (the "Term Sheet") as described in and in accordance with Rules 434 and 424(b) of the Rules and Regulations. As filed, the final prospectus, if one is used, or the Term Sheet and Preliminary Prospectus, if a final prospectus is not used, shall include all Rule 430A Information and, except to the extent that you shall agree in writing to a modification, shall be in all substantive respects in the form furnished to you prior to the date and time that this Agreement was executed and delivered by the parties hereto, or, to the extent not completed at such date and time, shall contain only such specific additional information and other changes (beyond that contained in the latest Preliminary Prospectus) as the Company shall have previously advised you in writing would be included or made therein.

              The term "Registration Statement" as used in this Agreement shall mean such registration statement at the time such registration statement becomes effective and, in the event any post-effective amendment thereto becomes effective prior to the First Closing Date (as hereinafter defined), shall also mean such registration statement as so amended; provided, however, that such term shall also include (i) all documents incorporated or deemed to be incorporated by reference therein pursuant to the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (collectively, the "Exchange Act"), (ii) all Rule 430A Information deemed to be included in such registration statement at the time such registration statement becomes effective as provided by Rule 430A of the Rules and Regulations, and
(iii) a registration statement, if any, filed pursuant to Rule 462(b) of the Rules and Regulations relating to the Common Shares. The term "Preliminary Prospectus" shall mean any preliminary prospectus referred to in the preceding paragraph and any preliminary prospectus included in the Registration Statement at the time it becomes effective that omits Rule 430A Information. The term "Prospectus" as used in this Agreement shall mean either (i) the prospectus relating to the International Common Shares in the form in which it is first filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations or, (ii) if a Term Sheet is not used and no filing pursuant to Rule 424(b) of the Rules and Regulations is required, the form of final prospectus included in the Registration Statement at the time such registration statement becomes effective, or (iii) if a Term Sheet is used, the Term Sheet in the form in which it is first filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations, together with the Preliminary Prospectus included in the Registration Statement at the time it becomes effective. The term "Rule 430A Information" means information with respect to the International Common Shares and the offering thereof permitted to by omitted from Registration Statement when it becomes effective pursuant to Rule 430A of the Rules and Regulations.

              All references in this Agreement to financial statements and schedules and other information which is "contained," "included" or "stated" in the Registration Statement or the Prospectus (and all other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information which is or is deemed to be incorporated by reference in the Registration Statement or the Prospectus, as the case may be; and all references in this Agreement to amendments or supplements to the Registration Statement or the Prospectus shall be deemed to mean and include the filing of any document under the Exchange Act which is or is deemed to be incorporated by reference in the Registration Statement or the Prospectus, as the case may be.

                    (b) The Commission has not issued any order preventing or suspending the use of any Preliminary Prospectus, and each Preliminary Prospectus has conformed in all material respects to the requirements of the Act and the Rules and Regulations and, as of its date, has not included any untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and at the time the Registration Statement becomes effective, and at all times subsequent thereto up to and including each Closing Date hereinafter mentioned, the Registration Statement and the Prospectus, and any amendments or supplements thereto, will contain all material statements and information required to be included therein by the Act and the Rules and Regulations, and will in all material respects conform to the requirements of the Act and the Rules and Regulations, and neither the Registration Statement nor the Prospectus, nor any amendment or supplement thereto, will include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, no representation or warranty contained in this subsection 2(b) shall be applicable to information contained in or omitted from any Preliminary Prospectus, the Registration Statement, the Prospectus or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Company by or on behalf of any International Manager, directly or through the Lead Managers, specifically for use in the preparation thereof.

                    (c) The Company does not own or control, directly or indirectly, any corporation, association or other entity other than the subsidiaries listed in Exhibit 21.1 to the Company's Annual Report on Form 10-K for the Company's fiscal year ended March 31, 1996. The Company has been duly incorporated and is validly existing as a public company under the laws of Singapore. Each of the subsidiaries of the Company has been duly incorporated and is validly existing in their respective jurisdictions of incorporation or formation. The Company and each of its subsidiaries has full power and authority (corporate and other) to own and lease their respective properties and conduct their respective businesses; the Company owns all of the outstanding capital stock or joint venture interests of its subsidiaries, free and clear of all claims, liens, charges and encumbrances; the Company and each of its subsidiaries are in possession of and operating in compliance with all authorizations, licenses, permits, consents, certificates and orders material to the conduct of their respective businesses, all of which are valid and in full force and effect; the Company and each of its subsidiaries are duly qualified to do business and in good standing as foreign corporations in each jurisdiction in which the ownership or leasing of properties or the conduct of their respective businesses requires such qualification, except for jurisdictions in which the failure to so qualify would not have a material adverse effect upon the Company or the subsidiary; and no proceedings has been instituted in any such jurisdiction, revoking, limiting or curtailing, or seeking to revoke, limit or curtail, such power and authority or qualification.

                    (d) The Company has an authorized and issued share capital as set forth under the heading "Capitalization" in the Prospectus; the issued and outstanding Ordinary Shares have been duly authorized and validly issued, are fully paid, have been issued in compliance with all federal and state securities laws, whether of Singapore, the United States or otherwise, were not issued in violation of or subject to any preemptive rights or other rights to subscribe for or purchase securities, and conform to the description thereof contained in the Prospectus. All issued and outstanding shares of capital stock of each subsidiary of the Company have been duly authorized and validly issued and are fully paid and nonassessable. Except as disclosed in the Prospectus and the financial statements of the Company, and the related notes thereto, included in the Prospectus, neither the Company nor any subsidiary has outstanding any options to purchase, or any preemptive rights or other rights to subscribe for or to purchase, any securities or obligations convertible into, or any contracts or commitments to issue or sell, shares of its capital stock or any such options, rights, convertible securities or obligations. The description of the Company's stock option, stock bonus and other stock schemes, plans or arrangements, and the options or other rights granted and exercised thereunder, set forth in the Prospectus accurately and fairly presents the information required to be shown with respect to such schemes, plans, arrangements, options and rights.

                    (e) The International Common Shares to be purchased by the International Managers from the Company have been duly authorized and, when issued, delivered and paid for in the manner set forth in this Agreement, will be duly authorized, validly issued and fully paid, and will conform to the description thereof contained in the Prospectus. No preemptive rights or other rights to subscribe for or purchase exist with respect to the issuance and sale of the International Common Shares by the Company pursuant to this Agreement. No shareholder of the Company has any right which has not been waived to require the Company to register the sale of any shares owned by such shareholder under the Act in the public offering contemplated by this Agreement. No further approval or authority of the shareholders or the Board of Directors of the Company will be required for the issuance and sale of the International Common Shares to be sold by the Company as contemplated herein other than the Board of Directors' approval of the list of purchasers of the International Common Shares, which will occur prior to the First Closing.

                    (f) The Company has full legal right, power and authority to enter into this Agreement and perform the transactions contemplated hereby. This Agreement has been duly authorized, executed and delivered by the Company and constitutes a valid and binding obligation of the Company in accordance with its terms. The making and performance of this Agreement by the Company and the consummation of the transactions herein contemplated will not violate any provisions of the Memorandum and Articles of Association, Certificate of Incorporation, or other organizational documents, of the Company or any of its subsidiaries, and will not conflict with, result in the breach or violation of, or constitute, either by itself or upon notice or the passage of time or both, a default under any agreement, mortgage, deed of trust, lease, franchise, license, indenture, permit or other instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries or any of its respective properties may be bound or affected (except as to conflicts, breaches, violations or defaults of any of the foregoing that individually or in the aggregate would not be material to the Company), any statute or any authorization, judgment, decree, order, rule or regulation of any court or any regulatory body, administrative agency or other governmental body applicable to the Company or any of its subsidiaries or any of their respective properties. No consent, approval, authorization or other order of any court, regulatory body, administrative agency or other governmental body is required for the execution and delivery of this Agreement or the consummation of the transactions contemplated by this Agreement, except for compliance with the Act, the Blue Sky laws applicable to the public offering of the International Common Shares by the several International Managers and the clearance of such offering with the National Association of Securities Dealers, Inc. (the "NASD").

                    (g) Ernst & Young LLP, who have expressed their opinion with respect to the consolidated financial statements and schedules filed with the Commission as a part of the Registration Statement and included in the Prospectus and in the Registration Statement, are independent accountants as required by the Act, the Rules and Regulations and the Exchange Act.

                    (h) The consolidated financial statements and schedules of the Company and its subsidiaries, and the related notes thereto, included in the Registration Statement and the Prospectus present fairly the consolidated financial position of the Company and its subsidiaries as of the respective dates of such financial statements and schedules, and the results of operations and changes in financial position of the Company and its subsidiaries for the respective periods covered thereby. Such statements, schedules and related notes have been prepared in accordance with generally accepted accounting principles applied on a consistent basis as certified by the independent accountants named in subsection 2(g). No other financial statements or schedules are required to be included in the Registration Statement. The selected financial data set forth in the Prospectus under the captions "Prospectus Summary--Summary Selected Financial Data," "Capitalization" and "Selected Financial Data" fairly present the information set forth therein on the basis stated in the Registration Statement.

                    (i) Except as disclosed in the Prospectus, and except as to defaults which individually or in the aggregate would not be material to the Company, neither the Company nor any of its subsidiaries is in violation or default of any provision of its memorandum and Articles of Association, Certificate of Incorporation, or other organizational documents, or is in breach of or default with respect to any provision of any agreement, judgment, decree, order, mortgage, deed of trust, lease, franchise, license, indenture, permit or other instrument to which it is a party or by which it or any of its properties are bound; and there does not exist any state of facts which constitutes an event of default on the part of the Company or any such subsidiary as defined in such documents or which, with notice or lapse of time or both, would constitute such an event of default.

                    (j) There are no contracts or other documents required to be described in the Registration Statement or to be filed as exhibits to the Registration Statement by the Act or by the Rules and Regulations which have not been described or filed as required. The descriptions of the contracts so described in the Prospectus are accurate; all such contracts are in full force and effect on the date hereof; and neither the Company nor any of its subsidiaries, nor to the best of the Company's knowledge, any other party is in breach of or default under any of such contracts.

                    (k) There are no legal or governmental actions, suits or proceedings pending or, to the best of the Company's knowledge, threatened to which the Company or any of its subsidiaries is or may be a party or of which property owned or leased by the Company or any of its subsidiaries is or may be the subject, or related to environmental or discrimination matters, which actions, suits or proceedings might, individually or in the aggregate, prevent or adversely affect the transactions contemplated by this Agreement or result in a material adverse change in the condition (financial or otherwise), properties, business, results of operations or, to the best of the Company's knowledge, prospects of the Company and its subsidiaries; and no labor disturbance by the employees of the Company or any of its subsidiaries exists or is imminent which might be expected to affect adversely such condition, properties, business, results of operations or, to the best of Company's knowledge, prospects. Neither the Company nor any of its subsidiaries is a party or subject to the provisions of any material injunction, judgment, decree or order of any court, regulatory body, administrative agency or other governmental body.

                    (l) The Company or the applicable subsidiary has good and marketable title to all the properties and assets reflected as owned in the financial statements hereinabove described (or elsewhere in the Prospectus), subject to no lien, mortgage, pledge, charge or encumbrance of any kind except
(i) those, if any, reflected in such financial statements (or elsewhere in the Prospectus), or (ii) those which are not material in amount and do not adversely affect the use made and proposed to be made of such property by the Company and its subsidiaries. The Company or the applicable subsidiary holds its leased properties under valid and binding leases, with such exceptions as are not materially significant in relation to the business of the Company. Except as disclosed in the Prospectus, the Company owns or leases all such properties as are necessary to its operations as now conducted or as proposed to be conducted as described in the Registration Statement.

                    (m) Since the respective dates as of which information is given in the Registration Statement and Prospectus, and except as described in or specifically contemplated by the Prospectus: (i) the Company and its subsidiaries have not incurred any material liabilities or obligations, indirect, direct or contingent, or entered into any material verbal or written agreement or other transaction which is not in the ordinary course of business;
(ii) the Company and its subsidiaries have not sustained any material loss or interference with their respective businesses or properties from fire, flood, windstorm, accident or other calamity, whether or not covered by insurance;
(iii) the Company has not paid or declared any dividends or other distributions with respect to its issued share capital and the Company and its subsidiaries are not in default in the payment of principal or interest on any outstanding debt obligations; (iv) there has not been any change in the share capital (other than upon the sale of the International Common Shares hereunder and the exercise of options disclosed in the Prospectus) or indebtedness material to the Company and its subsidiaries (other than in the ordinary course of business); and (v) there has not been any material adverse change in the condition (financial or otherwise), business, properties, results of operations or, to the best of the Company's knowledge, prospects of the Company and its subsidiaries.

                    (n) Except as disclosed in or specifically contemplated by the Prospectus, the Company and its subsidiaries have sufficient trademarks, trade names, patent rights, mask works, copyrights, licenses, approvals and governmental authorizations to conduct their businesses as now conducted; the expiration of any trademarks, trade names, patent rights, mask works, copyrights, licenses, approvals or governmental authorizations would not have a material adverse effect on the condition (financial or otherwise), business, results of operations or, to the best of the Company's knowledge, prospects of the Company or its subsidiaries; and the Company has no knowledge of any material infringement by it or its subsidiaries of trademark, trade name rights, patent rights, mask works, copyrights, licenses, trade secret or other similar rights of others, and there is no claim being made against the Company or its subsidiaries regarding trademark, trade name, patent, mask work, copyright, license, trade secret or other infringement which could have a material adverse effect on the condition (financial or otherwise), business, results of operations or, to the best of the Company's knowledge, prospects of the Company and its subsidiaries.

                    (o) The Company has not been advised, and has no reason to believe, that either it or any of its subsidiaries is not conducting business in compliance with all applicable laws, rules and regulations of the jurisdictions in which it is conducting business, including, without limitation, all applicable local, state and federal environmental laws and regulations; except where failure to be so in compliance would not materially adversely affect the condition (financial or otherwise), business, results of operations or, to the best of the Company's knowledge, prospects of the Company and its subsidiaries.

                    (p) The Company and its subsidiaries have filed all necessary federal, national, state, provincial, foreign and other income and franchise tax returns and have paid all taxes shown as due thereon; and the Company has no knowledge of any tax deficiency which has been or might be asserted or threatened against the Company or its subsidiaries which could materially and adversely affect the business, operations or properties of the Company and its subsidiaries.

                    (q) The Company is not an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

                    (r) The Company has not distributed and will not distribute prior to the First Closing Date any offering material in connection with the offering and sale of the International Common Shares other than the Prospectus, the Registration Statement and the other materials permitted by the Act.

                    (s) Each of the Company and its subsidiaries maintain insurance of the types and in the amounts generally deemed adequate for its business, including, but not limited to, insurance covering real and personal property owned or leased by the Company and its subsidiaries against theft, damage, destruction, acts of vandalism and all other risks customarily insured against, all of which insurance is in full force and effect.

                    (t) Neither the Company nor any of its subsidiaries has at any time during the last five years (i) made any unlawful contribution to any candidate for public office, or failed to disclose fully any contribution in violation of law, or (ii) made any payment to any governmental officer or official, or other person charged with similar public or quasi-public duties, other than payments required or permitted by the laws of the United States or any jurisdiction thereof.

                    (u) The Company has not taken and will not take, directly or indirectly, any action designed to or that might be reasonably expected to cause or result in stabilization or manipulation of the price of the Ordinary Shares to facilitate the sale or resale of the International Common Shares.

                    (v) Subject to the approval of the list of purchasers by the Board of Directors of the Company as referred to in (e) above, no transfer taxes are required to be paid in connection with the sale and delivery of the International Common Shares to the International Managers hereunder.

                    (w) The Ordinary Shares (including the International Common Shares) are registered pursuant to Section 12(g) of the Exchange Act and are listed on the Nasdaq National Market, and the Company has taken no action designed to, or likely to have the effect of, terminating the registration of the Ordinary Shares under the Exchange Act or delisting the Ordinary Shares from the Nasdaq National Market, nor has the Company received any notification that the Commission or the NASD is contemplating terminating such registration or listing.

                    (x) The documents incorporated or deemed to be incorporated by reference in the Prospectus, at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the Exchange Act, and, when read together with the other information in the Prospectus, at the time the Registration Statement and any amendments thereto become effective and at the First Closing Date and the Second Closing Date, as the case may be, will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

              Any certificate signed by an officer of the Company and delivered to the Lead Managers or to counsel for the International Managers shall be deemed to be a representation and warranty by the Company to each International Manager as to the matters covered thereby.

              3. Representations and Warranties of the International Managers. The Lead Managers, on behalf of the several International Managers, represent and warrant to the Company that the information set forth (i) on the cover page of the Prospectus with respect to price, underwriting discounts and commissions and terms of offering and (ii) under "Underwriting" in the Prospectus was furnished to the Company by and on behalf of the International Managers for use in connection with the preparation of the Registration Statement and the Prospectus and is correct in all material respects. The Lead Managers represent and warrant that they have been authorized by each of the other International Managers as the Lead Managers to enter into this Agreement on its behalf and to act for it in the manner herein provided.

              4. Purchase, Sale and Delivery of International Common Shares. Upon the terms herein set forth, the Company agrees to issue and sell to the several International Managers an aggregate of 437,500 Firm International Common Shares. On the basis of the representations, warranties and agreements herein contained, and upon the terms but subject to the conditions herein set forth, the International Managers agree, severally and not jointly, to purchase from the Company the respective number of Firm International Common Shares set forth opposite their names on Schedule A. The purchase price per Firm Common Share to be paid by the several International Managers to the Company shall be $[_____] per share.

              Delivery of certificates for the Firm International Common Shares to be purchased by the International Managers and payment therefor shall be made at the offices of Montgomery Securities, 600 Montgomery Street, San Francisco, California (or such other place as may be agreed to by the Company and the Lead Managers) at 6:00 a.m., on [_____], or such other time and date not later than 10:30 a.m., on the later of the fifth full business day following the first date that any of the International Common Shares are released by you for sale to the public or the date that is 48 hours after the date that the Prospectus has been recirculated, if applicable (the time and date of such closing are called the "First Closing Date"). The Company hereby acknowledges that circumstances under which the Lead Managers may provide notice to postpone the First Closing Date as originally scheduled include, but are in no way limited to, any determination by the Company or the Lead Managers to recirculate to the public copies of an amended or supplemented Prospectus or a delay due to the issuance of a stop order as contemplated by the provisions of Section 9.

              In addition, on the basis of the representations, warranties and agreements herein contained, and upon the terms but subject to the conditions herein set forth, the Company hereby grants an option to the several International Managers to purchase, severally and not jointly, up to an aggregate of 65,625 Optional International Common Shares from the Company at the purchase price per share to be paid by the International Managers for the Firm International Common Shares. The option granted hereunder is for use by the International Managers solely in covering any over-allotments in connection with the sale and distribution of the Firm International Common Shares. The option granted hereunder may be exercised at any time (but not more than once) upon notice by the Lead Managers to the Company, which notice may be given at any time within 30 days from the date of this Agreement. Such notice shall set forth (i) the aggregate number of Optional International Common Shares as to which the International Managers are exercising the option, (ii) the names and denominations in which the certificates for the Optional International Common Shares are to be registered and (iii) the time, date and place at which such certificates will be delivered (which time and date may be simultaneous with, but not earlier than, the First Closing Date; and in such case the term "First Closing Date" shall refer to the time and date of delivery of certificates for the Firm International Common Shares and the Optional International Common Shares). Such time and date of delivery, if subsequent to the First Closing Date, is called the "Second Closing Date" and shall be determined by the Lead Managers and shall not be earlier than three nor later than five full business days after delivery of such notice of exercise. If any Optional International Common Shares are to be purchased, each

International Manager agrees, severally and not jointly, to purchase the number of Optional International Common Shares (subject to such adjustments to eliminate fractional shares as the Lead Managers may determine) that bears the same proportion to the total number of Optional International Common Shares to be purchased as the number of Firm International Common Shares set forth on Schedule A opposite the name of such International Manager bears to the total number of Firm International Common Shares. The Lead Managers may cancel the option at any time prior to its expiration by giving written notice of such cancellation to the Company.

              The Lead Managers hereby advise the Company that the International Managers intend to offer for sale to the public, as described in the Prospectus, the International Common Shares as soon after this Agreement has been executed and the Registration Statement has been declared effective as the Lead Managers, in their sole judgment, have determined is advisable and practicable. The Lead Managers hereby further advise the Company that (i) the International Managers will offer the International Common Shares for sale to the public initially at a price of $[_____] per share and to certain dealers selected by the Lead Managers at a price that represents a concession of not more than $[_____] per share from such initial public offering price and (ii) any International Manager may allow, and such dealers may reallow, a concession of not more than $[_____] per share to any other International Manager or to certain other dealers.

              Payment for the International Common Shares to be sold by the Company shall be made at the First Closing Date (and, if applicable, at the Second Closing Date) by wire transfer of immediately available funds to the order of the Company.

              It is understood that the Lead Managers have been authorized, for their own accounts and the accounts of the several International Managers, to accept delivery of and receipt for, and make payment of the purchase price for, the Firm International Common Shares and any Optional International Common Shares the International Managers have agreed to purchase. Montgomery Securities, individually and not as a representative of the International Managers, may (but shall not be obligated to) make payment for any International Common Shares to be purchased by any International Manager whose funds shall not have been received by the Lead Managers by the First Closing Date or the Second Closing Date, as the case may be, for the account of such International Manager, but any such payment shall not relieve such International Manager from any of its obligations under this Agreement.

              The Company shall deliver, or cause to be delivered, to the Lead Managers for the accounts of the several International Managers certificates for the Firm International Common Shares to be sold by it at the First Closing Date, against the irrevocable release of a wire transfer of immediately available funds for the amount of the purchase price therefor. The Company shall also deliver, or cause to be delivered, to the Lead Managers for the accounts of the several International Managers, certificates for the Optional International Common Shares the International Managers have agreed to purchase at the First Closing Date or the Second Closing Date, as the case may be, against the irrevocable release of a wire transfer of immediately available funds for the amount of the purchase price therefor. The certificates for the

International Common Shares shall be in definitive form and registered in such names and denominations as the Lead Managers shall have requested at least two full business days prior to the First Closing Date (or the Second Closing Date, as the case may be) and shall be made available for inspection on the business day preceding the First Closing Date (or the Second Closing Date, as the case may be) at a location in New York City as the Lead Managers may designate.
Time shall be of the essence, and delivery at the time and place specified in this Agreement is a further condition of the obligations of the International Managers.

              Not later than 12:00 Noon San Francisco time on the second business day following the later of the date of this Agreement or the date the International Common Shares are released by the International Managers for sale to the public, the Company shall deliver, or cause to be delivered, copies of the Prospectus in such quantities and at such places as the Lead Managers shall request.

              5. Covenants of the Company. The Company covenants and agrees that:

                    (a) The Company will use its best efforts to cause the Registration Statement and any amendment thereof, if not effective at the time and date that this Agreement is executed and delivered by the parties hereto, to become effective. If the Registration Statement has become or becomes effective pursuant to Rule 430A of the Rules and Regulations, or the filing of the Prospectus is otherwise required under Rule 424(b) of the Rules and Regulations, the Company will file the Prospectus, properly completed, pursuant to the applicable paragraph of Rule 424(b) of the Rules and Regulations within the time period prescribed and will provide evidence satisfactory to you of such timely filing. The Company will promptly advise you in writing (i) of the receipt of any comments of the Commission, (ii) of any request of the Commission for amendment of or supplement to the Registration Statement (either before or after it becomes effective), any Preliminary Prospectus or the Prospectus or for additional information, (iii) when the Registration Statement shall have become effective, and (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of the institution of any proceedings for that purpose. If the Commission shall enter any such stop order at any time, the Company will use its best efforts to obtain the lifting of such order at the earliest possible moment. The Company will not file any amendment or supplement to the Registration Statement (either before or after it becomes effective), any Preliminary Prospectus or the Prospectus (including any amendment or supplement through incorporation by reference of any report filed under the Exchange Act) of which you have not been furnished with a copy a reasonable time prior to such filing or to which you reasonably object or which is not in compliance with the Act and the Rules and Regulations.

                    (b) The Company will prepare and file with the Commission, promptly upon your request, any amendments or supplements to the Registration Statement or the Prospectus which in your judgment may be necessary or advisable to enable the several International Managers to continue the distribution of the International Common Shares and will use its best efforts to cause the same to become effective as promptly as possible. The Company will fully and completely comply with the provisions of Rules 424(b), 430A and 434, as applicable, of the Rules and Regulations with respect to information omitted from the Registration Statement in reliance upon such Rule.

                    (c) If at any time within the nine-month period referred to in Section 10(a)(3) of the Act during which a prospectus relating to the International Common Shares is required to be delivered under the Act any event occurs, as a result of which the Prospectus, including any amendments or supplements, would include an untrue statement of a material fact, or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, or if it is necessary at any time to amend the Prospectus, including any amendments or supplements, to comply with the Act or the Rules and Regulations, the Company will promptly advise you thereof and will promptly prepare and file with the Commission, at its own expense, an amendment or supplement which will correct such statement or omission or an amendment or supplement which will effect such compliance and will use its best efforts to cause the same to become effective as soon as possible; and, in case any International Manager is required to deliver a prospectus after such nine-month period, the Company upon request, but at the expense of such International Manager, will promptly prepare such amendment or amendments to the Registration Statement and such Prospectus or Prospectuses as may be necessary to permit compliance with the requirements of Section 10(a)(3) of the Act.

                    (d) As soon as practicable, but not later than 45 days after the end of the first quarter ending after one year following the "effective date of the Registration Statement" (as defined in Rule 158(c) of the Rules and Regulations), the Company will make generally available to its security holders an earning statement (which need not be audited) covering a period of 12 consecutive months beginning after the effective date of the Registration Statement which will satisfy the provisions of the last paragraph of Section 11(a) of the Act.

                    (e) During such period as a prospectus is required by law to be delivered in connection with sales by an International Manager or dealer, the Company, at its expense, but only for the nine-month period referred to in Section 10(a)(3) of the Act, will furnish to you or mail to your order copies of the Registration Statement, the Prospectus, the Preliminary Prospectus and all amendments and supplements to any such documents (including any documents incorporated or deemed incorporated by reference therein) in each case as soon as available and in such quantities as you may request, for the purposes contemplated by the Act.

                    (f) The Company shall cooperate with you and your counsel in order to qualify or register the International Common Shares for sale under (or obtain exemptions from the application of) the Blue Sky laws of such jurisdictions as you designate (including those of Canada) and under the applicable securities laws of such other nations as you may designate, will comply with such laws and will continue such qualifications, registrations and exemptions in effect so long as reasonably required for the distribution of the International Common Shares. The Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any such jurisdiction where it is not presently qualified. The Company will advise you promptly of the suspension of the qualification or registration of (or any such exemption relating to) the International Common Shares for offering, sale or trading in any jurisdiction or any initiation or threat of any proceeding for any such purpose, and in the event of the issuance of any order suspending such qualification, registration or exemption, the Company, with your cooperation, will use its best efforts to obtain the withdrawal thereof.

                    (g) During the period of five years hereafter, the Company will furnish to the Lead Managers and, upon request of the Lead Managers, to each of the other International Managers: (i) as soon as practicable after the end of each fiscal year, copies of the Annual Report of the Company containing the balance sheet of the Company as of the close of such fiscal year and statements of income, shareholders' equity and cash flows for the year then ended and the opinion thereon of the Company's independent public accountants; (ii) as soon as practicable after the filing thereof, copies of each proxy statement, Annual Report on Form 10-K, Quarterly Report on Form 10-Q, Report on Form 8-K or other report filed by the Company with the Commission, the NASD or any securities exchange; and (iii) as soon as available, copies of any report or communication of the Company mailed generally to holders of its Ordinary Shares.

                    (h) During the period of 90 days after the first date that any of the International Common Shares are released by you for sale to the public, without the prior written consent of either Montgomery Securities or each of the Lead Managers (which consent may be withheld at the sole discretion of Montgomery Securities or the Lead Managers, as the case may be), the Company will not issue, offer, sell, grant options to purchase or otherwise dispose of any of the Company's equity securities or any other securities convertible into or exchangeable with its Ordinary Shares or other equity security, other than pursuant to outstanding stock options and warrants disclosed in the Prospectus and other than the grant of options or the issuance of the Company's equity securities pursuant to the Company's employee share option plans described in the Prospectus or the issuance of Ordinary Shares in connection with acquisitions.

                    (i) The Company will apply the net proceeds of the sale of the International Common Shares sold by it substantially in accordance with its statements under the caption "Use of Proceeds" in the Prospectus.

                    (j) During such period as a prospectus is required by law to be delivered in connection with sales by an International Manager or dealer, the Company will file all documents required to be filed with the Commission pursuant to Section 13, 14 or 15 of the Exchange Act in the manner and within the time periods required by the Exchange Act.

              The Lead Managers, on behalf of the International Managers, may, in their sole discretion, waive in writing the performance by the Company of any one or more of the foregoing covenants set forth in Section 5 herein or extend the time for their performance.

              6. Payment of Expenses. Whether or not the transactions contemplated hereunder are consummated or this Agreement becomes effective or is terminated, the Company agrees to pay all costs, fees and expenses incurred in connection with the performance of its obligations hereunder and in connection with the transactions contemplated hereby, including without limiting the generality of the foregoing (i) all expenses incident to the issuance and delivery of the International Common Shares (including all printing and engraving costs), (ii) all fees and expenses of the registrar and transfer agent of the Ordinary Shares, (iii) all necessary issue, transfer and other stamp taxes in connection with the issuance and sale of the International Common Shares to the International Managers, (iv) all fees and expenses of the Company's counsel and the Company's independent accountants, including fees of counsel or independent accountants with respect to any subsidiary of the Company, (v) all costs and expenses incurred in connection with the printing, filing, shipping and distribution of the Registration Statement, each Preliminary Prospectus and the Prospectus (including all exhibits and financial statements) and all amendments and supplements provided for herein, this Agreement, the Agreement Among Underwriters, the Selected Dealers Agreement, the Underwriters' Questionnaire, the Underwriters' Power of Attorney and the Blue Sky memorandum, (vi) all filing fees, attorneys' fees and expenses incurred by the Company or the International Managers in connection with qualifying or registering (or obtaining exemptions from the qualification or registration of) all or any part of the International Common Shares for offer and sale under the Blue Sky laws (including those of Canada) and under the applicable securities laws of such other nations as you may designate, (vii) the filing fee incident to the review and approval of the International Managers' participation in the offering and distribution of the International Common Shares by the NASD, and (viii) all other fees, costs and expenses referred to in Item 13 of the Registration Statement. Except as provided in this Section 6, Section 8 and Section 10 hereof, the International Managers shall pay all of their own expenses, including the fees and disbursements of their counsel (excluding those relating to qualification, registration or exemption under the Blue Sky laws (including those of Canada) and under the applicable securities laws of such other nations as you may designate, and the Blue Sky memorandum referred to above).

              7. Conditions of the Obligations of the International Managers. The obligations of the several International Managers to purchase and pay for the Firm Ordinary Shares on the First Closing Date and the Optional Ordinary Shares on the Second Closing Date shall be subject to the accuracy of the representations and warranties on the part of the Company herein set forth as of the date hereof and as of the First Closing Date or the Second Closing Date, as the case may be, to the accuracy of the statements of Company officers made pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder, and to the following additional conditions:

                    (a) The Registration Statement shall have become effective not later than 5:00 p.m., Washington, D.C. time, on the date of this Agreement, or at such later time as shall have been consented to by you; if the filing of the Prospectus, or any supplement thereto, is required pursuant to Rule 424(b) of the Rules and Regulations, the Prospectus shall have been filed in the manner and within the time period required by Rule 424(b) of the Rules and Regulations; and prior to such Closing Date, no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or shall be pending or, to the knowledge of the Company or you, shall be contemplated by the Commission; and any request of the Commission for inclusion of additional information in the Registration Statement, or otherwise, shall have been complied with to your satisfaction.

                    (b) You shall be satisfied that since the respective dates as of which information is given in the Registration Statement and Prospectus, (i) there shall not have been any change in the authorized or issued share capital of the Company or any of its subsidiaries other than pursuant to the exercise of outstanding options disclosed in the Prospectus or any material change in the indebtedness (other than in the ordinary course of business) of the Company or any of its subsidiaries, (ii) except as set forth or contemplated by the Registration Statement or the Prospectus, no material verbal or written agreement or other transaction shall have been entered into by the Company or any of its subsidiaries, which is not in the ordinary course of business or which could result in a material reduction in the future earnings of the Company and its subsidiaries, (iii) no loss or damage (whether or not insured) to the property of the Company or any of its subsidiaries shall have been sustained which materially and adversely affects the condition (financial or otherwise), business, results of operations or prospects of the Company and its subsidiaries, (iv) no legal or governmental action, suit or proceeding affecting the Company or any of its subsidiaries which is material to the Company and its subsidiaries or which affects or may affect the transactions contemplated by this Agreement shall have been instituted or threatened, and (v) there shall not have been any material change in the condition (financial or otherwise), business, management, results of operations or prospects of the Company and its subsidiaries which makes it impractical or inadvisable in the judgment of the Lead Managers to proceed with the public offering or purchase the International Common Shares as contemplated hereby.

                    (c) There shall have been furnished to you, as Lead Managers of the International Managers, on each Closing Date, in form and substance satisfactory to you, except as otherwise expressly provided below:

                             (i)  (A)    An opinion of Allen & Gledhill,
counsel for the Company, addressed to the International Managers and dated the First Closing Date, or the Second Closing Date, as the case may be, to the effect that:

                                        (1)    Each of the Company and its
Singapore subsidiary has been duly incorporated and is validly existing as a corporation (public corporation in the case of the Company) under the laws of its jurisdiction of incorporation, and has full corporate power and authority to own its properties and conduct its business as described in the Registration Statement;

                                        (2)    As of the respective Closing
Date, the authorized issued and outstanding capital stock of the Company is as set forth under the caption "Capitalization" in the Prospectus as the same refers to "Actual" authorized, issued and outstanding shares; all necessary and proper corporate proceedings have been taken in order to authorize validly such authorized Ordinary Shares; all outstanding Ordinary Shares have been duly and validly issued, are fully paid and nonassessable, and were not issued in violation of or subject to any preemptive rights or other rights to subscribe for or purchase any securities contained in the Memorandum and Articles of Association of the Company or Singapore law or any material agreement to which the Company or any subsidiary is a party; the outstanding Ordinary Shares were issued in compliance with all laws of Singapore, that impose any restrictions or requirements on, or otherwise regulate, the sale of securities; and the Ordinary Shares conform to the description thereof contained in the Prospectus;

                                        (3)    All of the issued and
outstanding shares of the Company's Singapore subsidiary have been duly and validly authorized and issued and are fully paid; to such counsel's knowledge all shares of the Company's subsidiaries are owned beneficially by the Company free and clear of all liens, encumbrances, equities, claims, security interests, voting trusts or other defects of title whatsoever, except as described in the Registration Statement;

                                        (4)    The certificates evidencing the
International Common Shares to be delivered by the Company hereunder are in due and proper form under Singapore law, and when the Company's seal thereon has been affixed in accordance with the Company's Articles of Association, and delivered to you or upon your order against payment of the agreed consideration therefor in accordance with the provisions of this Agreement, the Ordinary Shares represented thereby will be duly authorized and validly issued and fully paid, will not have been issued in violation of or subject to any preemptive rights or other rights to subscribe for or purchase securities and will conform in all respects to the description thereof contained in the Prospectus;

                                        (5)    Except as disclosed in or
specifically contemplated by the Prospectus, to such counsel's knowledge, there are no outstanding options, warrants or other rights calling for the issuance of, and no commitments, plans or arrangements to issue, any shares of capital stock of the Company or any security convertible into or exchangeable for capital stock of the Company;

                                        (6)    To the best of such counsel's
knowledge, there are no legal or governmental actions, suits or proceedings pending against the Company which are required to be described in the Prospectus which are not described as required;

                                        (7)    The Company has full right,
power and authority under Singapore law to enter into this Agreement and to sell and deliver the Ordinary Shares to be sold by it to the several International Managers; this

Agreement has been duly and validly authorized by all necessary corporate action by the Company, has been duly and validly executed and delivered by and on behalf of the Company, and is a valid and binding agreement of the Company in accordance with its terms, except as enforceability may be limited by general equitable principles, bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors' rights generally and except as to those provisions relating to indemnity or contribution for liabilities arising under the Act as to which no opinion need be expressed; and no approval, authorization, order, consent, registration, filing, qualification, license or permit of or with any court, regulatory, administrative or other governmental body in Singapore is required for the execution and delivery of this Agreement by the Company or the consummation of the transactions contemplated by this Agreement;

                                        (8)    The execution and performance of
this Agreement and the consummation of the transactions herein contemplated will not violate any of the provisions of the Memorandum and Articles of Association of the Company or its Singapore subsidiary or, so far as is known to such counsel, violate any decree, statute or rule of Singapore or any material agreement to which the Company or its Singapore subsidiary is a party;

                                        (9)    To such counsel's knowledge,
neither the Company nor its Singapore subsidiary is in violation of its Memorandum and Articles of Association, or other organizational documents, or in breach of or default with respect to any provision of any agreement, mortgage, deed of trust, lease, franchise, license, indenture, permit or other instrument known to such counsel to which the Company or any such subsidiary is a party or by which it or any of its properties may be bound or affected, except where such default would not materially adversely affect the Company and its subsidiaries; and, to such counsel's knowledge, the Company and its Singapore subsidiary are in compliance with all decrees, statutes or governmental rule of Singapore, to which they are subject, except where noncompliance would not materially adversely affect the Company and its subsidiaries;

                                        (10)    The statements made in the
Prospectus under "Enforcement of Civil Liabilities," "Description of Capital Shares" and "Taxation," to the extent they constitute summaries of the laws of Singapore are accurate, complete and fair summaries;

                                        (11)    The choice of California law as
the law governing this Agreement is valid and binding under the laws of Singapore, except to the extent that any term of this Agreement or provision of California law applicable to this Agreement is incompatible with the public policy of Singapore; the consent to jurisdiction as provided in Section 19 of this Agreement is valid and binding upon the Company under the laws of Singapore.

                                        (12)    No stamp or other issuance or
transaction taxes or duties and no capital gains, income, withholding or other taxes are payable by or on behalf of the International Managers to the government of Singapore or any subdivision or taxing authority thereof or therein in connection with (a) the sale and delivery by the Company of the International Common Shares to or for the accounts of the International Managers and (b) the sale and delivery of the International Common Shares inside or outside of Singapore by the International Managers to the purchasers thereof (excluding any Singapore income tax on the income of any International Manager whose net income is subject to tax by the government of Singapore).

              In rendering such opinion, such counsel may state that with respect to all matters of the laws of the United States, they are relying on the opinion of Fenwick & West LLP, provided that such counsel states they believe that both you and they are justified in relying on such opinion.

                                  (B)    An opinion of Fenwick & West LLP,
special counsel to the Company, addressed to the International Managers and dated the First Closing Date or the Second Closing Date, as the case may be, to the effect that:

                                        (1)    Flextronics International (USA),
Inc. (the "U.S. Sub") has been duly incorporated and is validly existing and in good standing as a corporation under the laws of the jurisdiction of its incorporation; the Company and each of its subsidiaries is duly qualified to do business as a foreign corporation in good standing in each jurisdiction, if any, in the United States in which the failure to so qualify would not have a material adverse effect on the Company and its subsidiaries; and the U.S. Sub has full corporate power and authority to own its properties and conduct its business as currently conducted;

                                        (2)    To such counsel's knowledge, the
issued and outstanding Ordinary Shares issued after August 2, 1995 were issued in compliance with United States federal and California securities laws;

                                        (3)    All of the issued and
outstanding shares of the U.S. Sub have been duly and validly authorized and issued and are fully paid and nonassessable and to such counsel's knowledge are owned beneficially by the Company free and clear of all liens, encumbrances, equities, claims, security interests, voting trusts or other defects of title whatsoever;

                                        (4)    Except as disclosed in or
specifically contemplated by the Prospectus, to such counsel's knowledge, there are no outstanding options, warrants or other rights calling for the issuance of, and no commitments, plans or arrangements to issue, any shares of capital stock of the Company or any security convertible into or exchangeable for capital stock of the Company;

                                        (5)    a.    The Registration Statement
has become effective under the Act, and, to such counsel's knowledge, no stop order suspending the effectiveness of the Registration Statement or preventing the use of the Prospectus has been issued and no proceedings for that purpose have been instituted or are pending or contemplated by the Commission; any required filing of the Prospectus and any supplement thereto pursuant to Rule 424(b) of the Rules and Regulations has been made in the manner and within the time period required by such Rule 424(b);

                                        b.    The Registration Statement, the
Prospectus (including any document incorporated by reference therein) and each amendment or supplement thereto (except for the financial statements and schedules included therein as to which such counsel need express no opinion) comply as to form in all material respects with the requirements of the Act, the Rules and Regulations and the Exchange Act;

                                        c.    To such counsel's knowledge,
there are no franchises, leases, contracts, agreements or documents of a character required to be disclosed in the Registration Statement or Prospectus or to be filed as exhibits to the Registration Statement which are not disclosed or filed or incorporated by reference, as required;

                                        d.    To such counsel's knowledge,
there are no legal or governmental actions, suits or proceedings pending or threatened against the Company which are required to be described in the Prospectus which are not described as required;

                                        (6)    The Company has full right,
power and authority to enter into this Agreement and to sell and deliver the Ordinary Shares to be sold by it to the several International Managers; this Agreement has been duly and validly authorized by all necessary corporate action by the Company, has been duly and validly executed and delivered by and on behalf of the Company, and is a valid and binding agreement of the Company in accordance with its terms, except as enforceability may be limited by general equitable principles, bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors' rights generally and except as to those provisions relating to indemnity or contribution for liabilities arising under the Act as to which no opinion need be expressed; and no approval, authorization, order, consent, registration, filing, qualification, license or permit of or with any court, regulatory, administrative or other governmental body is required under United States federal or California law for the execution and delivery of this Agreement by the Company or the consummation of the transactions contemplated by this Agreement, except such as have been obtained and are in full force and effect under the Act and such as may be required under applicable Blue Sky laws in connection with the purchase and distribution of the International Common Shares by the International Managers and the clearance of such offering with the NASD;

                                        (7)    The execution and performance of
this Agreement and the consummation of the transactions herein contemplated will not conflict with, result in the breach of, or constitute, either by itself or upon notice or the passage of time or both, a default under, any agreement, mortgage, deed of trust, lease, franchise, license, indenture, permit or other instrument listed on an appendix to such opinion, and reasonably acceptable to counsel to the International Managers, to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries or any of its or their property may be bound or affected which is material to the Company and its subsidiaries, or violate any of the provisions of the Memorandum and Articles of Association, or other organizational documents, of the Company or the U.S. Sub or, so far as is known to such counsel, violate any statute, judgment, decree, order, rule or regulation of any court or governmental body having jurisdiction over the Company or the U.S. Sub or any of their respective property;

                                        (8)    No U.S. Sub is in violation of
its Articles or Certificate of Incorporation, as the case may be;

                                        (9)    Each document filed pursuant to
the Exchange Act (other than the financial statements and supporting schedules included therein, as to which no opinion need be rendered) and incorporated or deemed to be incorporated by reference in the Prospectus complied when so filed as to form in all material respects with the Exchange Act.

              In rendering such opinion, such counsel may state that with respect to all matters of the laws of Singapore or pertaining to the Memorandum or Articles of Association of the Company, they are relying solely on the opinion of Allen & Gledhill.

              Fenwick & West LLP shall also include a statement to the effect that nothing has come to such counsel's attention that would lead such counsel to believe that, either at the effective date of the Registration Statement or at the applicable Closing Date, the Registration Statement or the Prospectus, or any amendment or supplement thereto, contains any untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

              Fenwick & West LLP shall also provide a separate opinion, dated the First Closing Date or the Second Closing Date, as the case may be, to the effect that the statements in the Prospectus under "Taxable," to the extent they constitute summaries of the laws of the United States, are accurate, complete and fair summaries as of the applicable Closing Date.

                                  (C)    Opinions of counsel in Hong Kong,
Malaysia and the People's Republic of China regarding certain matters relating to the subsidiaries incorporated in, or the laws of, such countries that would constitute significant subsidiaries as referred to in Regulation S-X of the Rules and Regulations, in form reasonably acceptable to counsel to the International Managers.

                                  (D)    In rendering the foregoing opinions,
such counsel may rely as to matters of fact on certificates of officers of the Company and of governmental officials.

                            (ii)  Such opinion or opinions of Howard, Rice,
Nemerovski, Canady, Falk & Rabkin, a Professional Corporation, and Arfat Selvam & Gunasingham, counsel for the International Managers, dated the First Closing Date or the Second Closing Date, as the case may be, with respect to the incorporation of the Company, the sufficiency of all corporate proceedings and other legal matters relating to this Agreement, the validity of the International Common Shares, the Registration Statement and the Prospectus and other related matters as you may reasonably require, and the Company shall have furnished to such counsel such documents and shall have exhibited to them such papers and records as they may reasonably request for the purpose of enabling them to pass upon such matters. In connection with such opinions, such counsel may rely on representations or certificates of officers of the Company and governmental officials.

                           (iii)  A certificate of the Company executed by the
Chairman of the Board, the President and the Chief Financial Officer of the Company, dated the First Closing Date or the Second Closing Date, as the case may be, to the effect that:

                                  (1)    The representations and warranties of
the Company set forth in Section 2 of this Agreement are true and correct as of the date of this Agreement and as of the First Closing Date or the Second Closing Date, as the case may be, and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied on or prior to such Closing Date;

                                  (2)    The Commission has not issued any
order preventing or suspending the use of the Prospectus or any Preliminary Prospectus filed as a part of the Registration Statement or any amendment thereto; no stop order suspending the effectiveness of the Registration Statement has been issued; and to the best of the knowledge of the respective signers, no proceedings for that purpose have been instituted or are pending under the Act;

                                  (3)    Each of the respective signers of the
certificate has carefully examined the Registration Statement and the Prospectus; to the best of his knowledge, the Registration Statement and the Prospectus and any amendments or supplements thereto contain all statements required to be stated therein regarding the Company and its subsidiaries; and neither the Registration Statement nor the Prospectus nor any amendment or supplement thereto includes any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading;

                                  (4)    Since the initial date on which the
Registration Statement was filed, no agreement, written or oral, transaction or event has occurred which should have been set forth in an amendment to the Registration Statement or in a supplement to or amendment of any prospectus which has not been disclosed in such a supplement or amendment:

                                  (5)    Since the respective dates as of which
information is given in the Registration Statement and the Prospectus, and except as disclosed in or contemplated by the Prospectus, there has not been any material adverse change or a development involving a material adverse change in the condition (financial or otherwise), business, properties, results of operations, management or, to the best knowledge of the respective signing officers, prospects of the Company and its subsidiaries; and no legal or governmental action, suit or proceeding is pending or threatened against the Company or any of its subsidiaries which is material to the Company and its subsidiaries, whether or not arising from transactions in the ordinary course of business, or which may adversely affect the transactions contemplated by this Agreement; since such dates and except as so disclosed, neither the Company nor any of its subsidiaries has entered into any verbal or written agreement or other transaction not in the ordinary course of business or which could result in a material reduction in the future earnings of the Company or incurred any material liability or obligation, direct, contingent or indirect, made any change in its capital stock, made any material change in its short-term debt or funded debt or repurchased or otherwise acquired any of the Company's capital stock; and the Company has not declared or paid any dividend, or made any other distribution, upon its outstanding capital stock payable to shareholders of record on a date prior to the First Closing Date or Second Closing Date; and

                                  (6)    Since the respective dates as of which
information is given in the Registration Statement and the Prospectus and except as disclosed in or contemplated by the Prospectus, the Company and its subsidiaries have not sustained a material loss or damage by strike, fire, flood, windstorm, accident or other calamity (whether or not insured).

                            (iv)  On the date before this Agreement is executed
and also on the First Closing Date and the Second Closing Date a letter addressed to you, as Lead Managers of the International Managers, from Ernst & Young LLP, independent accountants, the first one to be dated the day before the date of this Agreement, the second one to be dated the First Closing Date and the third one (in the event of a Second Closing) to be dated the Second Closing Date, in form and substance satisfactory to the Lead Managers.

                             (v)  Contemporaneously with the purchase by the
International Managers of the International Firm Common Shares under this Agreement, the U.S. Underwriters shall have purchased the Firm U.S. Common Shares under the U.S. Underwriting Agreement.

                            (vi)  On or before the First Closing Date, letters
from each director and officer and certain other employees of the Company, in form and substance satisfactory to you, confirming that for a period of 90 days after the first date that any of the International Common Shares are released by you for sale to the public, such person will not directly or indirectly sell or offer to sell or otherwise dispose of any Ordinary Shares or any right to acquire such shares without the prior written consent of either Montgomery Securities or each of the Lead Managers, which consent may be withheld at the sole discretion of Montgomery Securities or each of the Lead Managers, as the case may be, subject to exceptions allowing the immediate sale of an aggregate of approximately 100,000 Ordinary Shares by certain of said individuals.

              All such opinions, certificates, letters and documents shall be in compliance with the provisions hereof only if they are satisfactory to you and to

Howard, Rice, Nemerovski, Canady, Falk & Rabkin, a Professional Corporation, counsel for the International Managers. The Company shall furnish you with such manually signed or conformed copies of such opinions, certificates, letters and documents as you request.

              If any condition to the International Managers' obligations hereunder to be satisfied prior to or at the First Closing Date is not so satisfied, this Agreement at your election will terminate upon notification by you as Lead Managers to the Company without liability on the part of any International Manager or the Company except for the expenses to be paid or reimbursed by the Company pursuant to Sections 6 and 8 hereof and except to the extent provided in Section 10 hereof.

              8. Reimbursement of International Managers' Expenses. Notwithstanding any other provisions hereof, if this Agreement shall be terminated by you pursuant to Sections 7 or 13, or if the sale to the International Managers of the Common Shares at the First Closing is not consummated because of any refusal, inability or failure on the part of the Company to perform any agreement herein or to comply with any provision hereof, the Company agrees to reimburse you and the other International Managers upon demand for all out-of-pocket expenses that shall have been reasonably incurred by you and them in connection with the proposed purchase and the sale of the International Common Shares, including but not limited to fees and disbursements of counsel, printing expenses, travel expenses, postage, telegraph charges and telephone charges relating directly to the offering contemplated by the Prospectus. Any such termination shall be without liability of any party to any other party except that the provisions of this Section, Section 6 and Section 10 shall at all times be effective and shall apply.

              9. Effectiveness of Registration Statement. The parties will use their best efforts to cause the Registration Statement to become effective, to prevent the issuance of any stop order suspending the effectiveness of the Registration Statement and, if such stop order be issued, to obtain as soon as possible the lifting thereof.

              10.   Indemnification.

                    (a) The Company agrees to indemnify and hold harmless each International Manager and each person, if any, who controls any International Manager within the meaning of the Act against any losses, claims, damages, liabilities or expenses, joint or several, to which such International Manager or such controlling person may become subject, under the Act, the Exchange Act, or other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of the Company), insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof as contemplated below) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, any Preliminary Prospectus, the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state in any of them a material fact required to be stated therein or necessary to make the statements in any of them not misleading, or arise out of or are based in whole or in part on any inaccuracy in the representations and warranties of the Company contained herein or any failure of the Company to perform its obligations hereunder or under law; and will reimburse each International Manager and each such controlling person for any legal and other expenses as such expenses are reasonably incurred by such International Manager or such controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage, liability or expense arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, any Preliminary Prospectus, the Prospectus or any amendment or supplement thereto in reliance upon and in conformity with the information furnished to the Company pursuant to Section 3 hereof; and provided further, that the indemnity provided in this Section 10(a) with respect to any Preliminary Prospectus shall not inure to the benefit of any International Manager from whom the person asserting any loss, claim, charge, liability or litigation based upon any untrue statement or alleged untrue statement of a material fact or omission or alleged omission to state therein a material fact purchased Ordinary Shares, if a copy of the Prospectus in which such untrue statement or alleged untrue statement or omission or alleged omission was corrected was not sent or given to such person within the time required by the Act and the Rules and Regulations thereunder. In addition to its other obligations under this
Section 10(a), the Company agrees that, as an interim measure during the pendency of any claim, action, investigation, inquiry or other proceeding arising out of or based upon any statement or omission, or any alleged statement or omission, or any inaccuracy in the representations and warranties of the Company herein or failure to perform its obligations hereunder, all as described in this Section 10(a), it will reimburse each International Manager on a quarterly basis for all reasonable legal or other expenses incurred in connection with investigating or defending any such claim, action, investigation, inquiry or other proceeding, notwithstanding the absence of a judicial determination as to the propriety and enforceability of its obligation to reimburse each International Manager for such expenses and the possibility that such payments might later be held to have been improper by a court of competent jurisdiction. To the extent that any such interim reimbursement payment is so held to have been improper, each International Manager shall promptly return it together with interest, compounded daily, determined on the basis of the prime rate (or other commercial lending rate for borrowers of the highest credit standing) announced from time to time by Bank of America NT&SA, San Francisco, California (the "Prime Rate"). Any such interim reimbursement payments which are not made to an International Manager within 30 days of a request for reimbursement, shall bear interest at the Prime Rate from the date of such request. This indemnity agreement will be in addition to any liability which the Company may otherwise have.

                    (b) Each International Manager will severally indemnify and hold harmless the Company, each of its directors, each of its officers who signed the Registration Statement and each person, if any, who controls the Company within the meaning of the Act, against any losses, claims, damages, liabilities or expenses to which the Company, or any such director, officer or controlling person may become subject, under the Act, the Exchange Act, or other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of such International Manager), insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof as contemplated below) arise out of or are based upon any untrue or alleged untrue statement of any material fact contained in the Registration Statement, any Preliminary Prospectus, the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, any Preliminary Prospectus, the Prospectus, or any amendment or supplement thereto, in reliance upon and in conformity with the information furnished to the Company pursuant to Section 3 hereof; and will reimburse the Company, or any such director, officer or controlling person for any legal and other expense reasonably incurred by the Company, or any such director, officer or controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action. In addition to its other obligations under this Section 10(b), each International Manager severally agrees that, as an interim measure during the pendency of any claim, action, investigation, inquiry or other proceeding arising out of or based upon any statement or omission, or any alleged statement or omission, described in this
Section 10(b) which relates to information furnished to the Company pursuant to
Section 3 hereof, it will reimburse the Company (and, to the extent applicable, each officer, director or controlling person) on a quarterly basis for all reasonable legal or other expenses incurred in connection with investigating or defending any such claim, action, investigation, inquiry or other proceeding, notwithstanding the absence of a judicial determination as to the propriety and enforceability of the International Managers' obligation to reimburse the Company (and, to the extent applicable, each officer, director or controlling person) for such expenses and the possibility that such payments might later be held to have been improper by a court of competent jurisdiction. To the extent that any such interim reimbursement payment is so held to have been improper, the Company (and, to the extent applicable, each officer, director or controlling person) shall promptly return it to the International Managers together with interest, compounded daily, determined on the basis of the Prime Rate. Any such interim reimbursement payments which are not made to the Company within 30 days of a request for reimbursement, shall hear interest at the Prime Rate from the date of such request. This indemnity agreement will be in addition to any liability which such International Manager may otherwise have.

                    (c) Promptly after receipt by an indemnified party under this Section of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under this Section, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party for contribution or otherwise than under the indemnity agreement contained in this Section or to the extent it is not prejudiced as a proximate result of such failure. In case any such action is brought against any indemnified party and such indemnified party seeks or intends to seek indemnity from an indemnifying party, the indemnifying party will be entitled to participate in, and, to the extent that it may wish, jointly with all other indemnifying parties similarly notified, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party; provided, however, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be a conflict between the positions of the indemnifying party and the indemnified party in conducting the defense of any such action or that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assume such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of its election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed such counsel in connection with the assumption of legal defenses in accordance with the proviso to the next preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel, approved by the Lead Managers in the case of paragraph (a), representing the indemnified parties who are parties to such action) or (ii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action, in each of which cases the fees and expenses of counsel shall be at the expense of the indemnifying party.

                    (d) If the indemnification provided for in this Section 10 is required by its terms but is for any reason held to be unavailable to or otherwise insufficient to hold harmless an indemnified party under paragraphs
(a), (b) or (c) in respect of any losses, claims, damages, liabilities or expenses referred to herein, then each applicable indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of any losses, claims, damages, liabilities or expenses referred to herein (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and the International Managers, on the other hand, from the offering of the International Common Shares or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand, and the International Managers, on the other hand, in connection with the statements or omissions or inaccuracies in the representations and warranties herein which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The respective relative benefits received by the Company on the one hand, and the International Managers, on the other hand, shall be deemed to be in the same proportion, in the case of the Company as the total price paid to the Company for the International Common Shares sold by it to the International Managers (net of underwriting commissions but before deducting expenses) bears to the total price to the public set forth on the cover of the Prospectus, and in the case of the International Managers as the underwriting commissions received by them bears to the total of such amounts paid to the Company and received by the International Managers as underwriting commissions. The relative fault of the Company, on the one hand, and the International Managers, on the other hand, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact or the inaccurate or the alleged inaccurate representation and/or warranty relates to information supplied by the Company, on the one hand, or the International Managers, on the other hand, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in subparagraph (c) of this Section 10, any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim. The provisions set forth in subparagraph (c) of this Section 10 with respect to notice of commencement of any action shall apply if a claim for contribution is to be made under this subparagraph (d); provided, however, that no additional notice shall be required with respect to any action for which notice has been given under subparagraph (c) for purposes of indemnification. The Company and the International Managers agree that it would not be just and equitable if contribution pursuant to this Section 10 were determined solely by pro rata allocation (even if the International Managers were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. Notwithstanding the provisions of this Section 10, no International Manager shall be required to contribute any amount in excess of the amount of the total underwriting commissions received by such International Manager in connection with the International Common Shares underwritten by it and distributed to the public. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The International Managers' obligations to contribute pursuant to this Section 10 are several in proportion to their respective underwriting commitments and not joint.

                    (e) It is agreed that any controversy arising out of the operation of the interim reimbursement arrangements set forth in Sections 10(a) and 10(b) hereof, including the amounts of any requested reimbursement payments and the method of determining such amounts, shall be settled by arbitration conducted under the provisions of the Constitution and Rules of the Board of Governors of the New York Stock Exchange, Inc. or pursuant to the Code of Arbitration Procedure of the NASD. Any such arbitration must be commenced by service of a written demand for arbitration or written notice of intention to arbitrate, therein electing the arbitration tribunal. In the event the party demanding arbitration does not make such designation of an arbitration tribunal in such demand or notice, then the party responding to said demand or notice is authorized to do so. Such an arbitration would be limited to the operation of the interim reimbursement provisions contained in Sections 10(a) and 10(b) hereof and would not resolve the ultimate propriety or enforceability of the obligation to reimburse expenses which is created by the provisions of such Sections 10(a) and 10(b) hereof.

              11. Default of International Managers. It shall be a condition to this Agreement and the obligation of the Company to sell and deliver the International Common Shares hereunder, and of each International Manager to purchase the International Common Shares in the manner as described herein, that, except as hereinafter in this paragraph provided, each of the International Managers shall purchase and pay for all the International Common Shares agreed to be purchased by such International Manager hereunder upon tender to the Lead Managers of all such shares in accordance with the terms hereof. If any International Manager or International Managers default in their obligations to purchase International Common Shares hereunder on either the First or Second Closing Date and the aggregate number of International Common Shares which such defaulting International Manager or International Managers agreed but failed to purchase on such Closing Date does not exceed 10% of the total number of International Common Shares which the International Managers are obligated to purchase on such Closing Date, the non-defaulting International Managers shall be obligated severally, in proportion to their respective commitments hereunder, to purchase the International Common Shares which such defaulting International Managers agreed but failed to purchase on such Closing Date. If any International Manager or International Managers so default and the aggregate number of International Common Shares with respect to which such default occurs is more than the above percentage and arrangements satisfactory to the Lead Managers and the Company for the purchase of such International Common Shares by other persons are not made within 48 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting International Manager or the Company except for the expenses to be paid by the Company pursuant to Sections 6 and 8 hereof and except to the extent provided in Section 10 hereof.

              In the event that International Common Shares to which a default relates are to be purchased by the non-defaulting International Managers or by another party or parties, the Lead Managers or the Company shall have the right to postpone the First or Second Closing Date, as the case may be, for not more than five business days in order that the necessary changes in the Registration Statement, Prospectus and any other documents, as well as any other arrangements, may be effected. As used in this Agreement, the term "International Manager" includes any person substituted for an International Manager under this Section. Nothing herein will relieve a defaulting International Manager from liability for its default.

              12. Effective Date. This Agreement shall become effective immediately as to Sections 6, 8, 10, 13 and 15 and, as to all other provisions,
(i) if at the time of execution of this Agreement the Registration Statement has not become effective, at 2:00 p.m., California time, on the first full business day following the effectiveness of the Registration Statement, or (ii) if at the time of execution of this Agreement the Registration Statement has been declared effective, at 2:00 p.m., California time, on the first full business day following the date of execution of this Agreement; but this Agreement shall nevertheless become effective at such earlier time after the

Registration Statement becomes effective as you may determine on and by notice to the Company or by release of any of the International Common Shares for sale to the public. For the purposes of this Section 12, the International Common Shares shall be deemed to have been so released upon the release for publication of any newspaper advertisement relating to the International Common Shares or upon the release by you of telegrams (i) advising International Managers that the International Common Shares are released for public offerings or (ii) offering the International Common Shares for sale to securities dealers, whichever may occur first.

              13. Termination. Without limiting the right to terminate this Agreement pursuant to any other provision hereof:

                    (a) This Agreement may be terminated by the Company by notice to you or by you by notice to the Company at any time prior to the time this Agreement shall become effective as to all its provisions, and any such termination shall be without liability on the part of the Company to any International Manager (except for the expenses to be paid or reimbursed by the Company pursuant to Sections 6 and 8 hereof and except to the extent provided in Section 10 hereof) or of any International Manager to the Company (except to the extent provided in Section 10 hereof).

                    (b) This Agreement may also be terminated by you prior to the First Closing Date by notice to the Company (i) if additional material governmental restrictions, not in force and effect on the date hereof, shall have been imposed upon trading in securities generally or minimum or maximum prices shall have been generally established on the New York Stock Exchange or on the American Stock Exchange or in the over the counter market by the NASD, or trading in securities generally shall have been suspended on either such Exchange or in the over the counter market by the NASD, or a general banking moratorium shall have been established by federal, New York or California authorities, (ii) if an outbreak of major hostilities or other national or international calamity or any substantial change in political, financial or economic conditions shall have occurred or shall have accelerated or escalated to such an extent, as, in the judgment of the Lead Managers, to affect adversely the marketability of the International Common Shares, (iii) if any adverse event shall have occurred or shall exist which makes untrue or incorrect in any material respect any statement or information contained in the Registration Statement or Prospectus or which is not reflected in the Registration Statement or Prospectus but should be reflected therein in order to make the statements or information contained therein not misleading in any material respect, or (iv) if there shall be any action, suit or proceeding pending or threatened, or there shall have been any development or prospective development involving particularly the business or properties or securities of the Company or any of its subsidiaries or the transactions contemplated by this Agreement, which, in the reasonable judgment of the Lead Managers, may materially and adversely affect the Company's business or earnings and makes it impracticable or inadvisable to offer or sell the International Common Shares. Any termination pursuant to this subsection (b) shall be without liability on the part of any International Manager to the Company or on the part of the Company to any International Manager (except for expenses to be paid or reimbursed by the Company pursuant to Sections 6 and 8 hereof and except to the extent provided in
Section 10 hereof).

                    (c) This Agreement shall also terminate at 5:00 p.m., California time, on the tenth full business day after the Registration Statement shall have become effective if the initial public offering price of the International Common Shares shall not then as yet have been determined.
Any termination pursuant to this subsection (c) shall be without liability on the part of any International Manager to the Company or on the part of the Company to any International Manager (except for expenses to be paid or reimbursed by the Company pursuant to Sections 6 and 8 hereof and except to the extent provided in Section 10 hereof).

              14. Representations and Indemnities to Survive Delivery. The respective indemnities, agreements, representations, warranties and other statements of the Company, of its officers and of the several International Managers set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any International Manager or the Company or any of its or their partners, officers or directors or any controlling person, as the case may be, and will survive delivery of and payment for the International Common Shares sold hereunder and any termination of this Agreement.

              15. Notices. All communications hereunder shall be in writing and, if sent to the Lead Managers shall be mailed, delivered or telegraphed and confirmed to you at 600 Montgomery Street, San Francisco, California 94111,
Attention: Richard A. Smith, with a copy to Howard, Rice, Nemerovski, Canady, Falk & Rabkin, Three Embarcadero Center, Seventh Floor, San Francisco, CA 94111, Attention: Daniel J. Winnike; and if sent to the Company shall be mailed, delivered or telegraphed and confirmed to the Company at 514 Chai Chee Lane, #04-13, Bedok Industrial Estate, Singapore 1646, Attention: President and Chief Operating Officer and 2241 Lundy Avenue, San Jose, CA 95131, Attention:
Chief Executive Officer with a copy to Fenwick & West LLP, Two Palo Alto Square, Palo Alto, CA 94306, Attention: Gordon Davidson. Any of the parties hereto may change the address for receipt of communications hereunder by giving notice to the others.

              16. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto, including any substitute International Managers pursuant to Section 11 hereof, and to the benefit of the officers and directors and controlling persons referred to in Section 10, and in each case their respective successors, personal representatives and assigns, and no other person will have any right or obligation hereunder. No such assignment shall relieve any party of its obligations hereunder. The term "successors" shall not include any purchaser of the International Common Shares as such from any of the International Managers merely by reason of such purchase.

              17. Representation of International Managers. You will act as Lead Managers for the several International Managers in connection with all dealings hereunder, and any action under or in respect of this Agreement taken by you jointly or by Montgomery Securities, as Lead Managers, will be binding upon all the International Managers.

              18. Partial Unenforceability. The invalidity or unenforceability of any Section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other Section, paragraph or provision hereof. If any Section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

              19.   Applicable Law.

                    (a) This Agreement shall be governed by and construed in accordance with the internal laws (and not the laws pertaining to conflicts of laws) of the State of California.

                    (b) The Company, by the execution and delivery of this Agreement, agrees that, until the fifth anniversary date of the First Closing Date, service of process may be made upon it at 2241 Lundy Avenue, San Jose, CA 95131 (or any successor pursuant to the last sentence of this paragraph) in San Jose, California in any suit or proceeding against the Company instituted by any International Manager or by any person controlling any International Manager based on or arising under this Agreement in any United States federal or state court in the State of California, City and County of San Francisco, and expressly accepts and submits to the nonexclusive jurisdiction of any such court in respect of any such suit or proceeding. The Company, by the execution and delivery of this Agreement, irrevocably designates and appoints until the fifth anniversary date of the First Closing Date (or until a successor is appointed pursuant to the last sentence of this paragraph) Michael Marks and all other persons who are the Chief Executive Officer, the President, the Secretary or a Vice President of the Company during the five year period following the First Closing Date as the authorized agents of the Company upon whom process may be served in any suit or proceeding, it being understood that the designation and appointment of Mr. Marks and other persons presently serving as such officers as such authorized agent shall become effective immediately without any further action on the part of the Company and shall become effective as to each other person who is hereafter elected or appointed to any such office by the Company upon such election or appointment. The Company represents to each International Manager that they have notified Mr. Marks and other persons presently serving as such officers of such designation and appointment and that all such persons have accepted the same in writing and that it will so notify, and obtain the consent in writing of, each person so elected or appointed to any such office in the future. The Company further agrees that, to the extent permitted by law, service of process upon any such person shall be deemed in every respect effective service of process upon the Company in any such suit or proceeding. The Company further agrees to take any and all action, including the execution and filing of all such instruments and documents, as may be necessary to continue such designation and appointment in full force and effect for five years from the First Closing Date. Notwithstanding the foregoing the Company agrees, if requested by you, to appoint

CT Corporation System in San Francisco, California as successor to such persons on the terms provided above, provided such successor accepts such appointment in writing.

              Nothing in this Section 19 should be construed as a general consent to service of process as to which any shareholder of the Company or any other person may rely in connection with any suit or proceeding against the Company.

              20. General. This Agreement constitutes the entire agreement of the parties to this Agreement and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof. This Agreement may be executed in several counterparts, each one of which shall be an original, and all of which shall constitute one and the same document.

              In this Agreement, the masculine, feminine and neuter genders and the singular and the plural include one another. The section headings in this Agreement are for the convenience of the parties only and will not affect the construction or interpretation of this Agreement. This Agreement may be amended or modified, and the observance of any term of this Agreement may be waived, only by a writing signed by the Company and you.

              If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to us the enclosed copies hereof, whereupon it will become a binding agreement between the Company and the several International Managers including you, all in accordance with its terms.

                                      Very truly yours,

                                      FLEXTRONICS INTERNATIONAL LTD.


                                      By:
                                         ------------------------------------
                                                Chairman of the Board and
                                                 Chief Executive Officer

The foregoing Underwriting
Agreement is hereby confirmed and
accepted by us in San Francisco,
California as of the date first above
written.


UBS LIMITED
MONTGOMERY SECURITIES
COWEN & COMPANY


By MONTGOMERY SECURITIES


By:
   --------------------------------------
     Senior Managing Director

                                   SCHEDULE A

                                                                                                 Number of Firm
                                                                                              International Common
Name of International Manager                                                                Shares to be Purchased
-----------------------------                                                                ----------------------

UBS Limited . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    _______
Montgomery Securities . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    _______
Cowen & Company . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    _______

       Total  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   437,500

